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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 27, 2001


                                  FANSTEEL INC.
             (Exact Name of Registrant as Specified in its Charter)

 Delaware                              1-8676                     36-1058780
 --------                              ------                     ----------
(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
  of incorporation )                                         Identification No.)

   Number One Tantalum Place, North Chicago, Illinois               60064
   --------------------------------------------------               -----
        (Address of principal executive offices)                  (Zip Code)


       Registrant's telephone number, including area code: (847) 689-4900


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


Item 3.   Bankruptcy or Receivership.

          On January 15, 2002, Fansteel Inc. and its U.S. subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code (the "Code"). The filings were made in the United States Bankruptcy Court in Wilmington, Delaware (the "Bankruptcy Court"). The cases have been assigned to the Honorable Judge Joseph J. Farnan, Jr. Judge Farnan granted a withdrawal of the cases to the United States District Court for the District of Delaware and the cases are being jointly administered under Case Number 02-44.

          Fansteel and its U.S. subsidiaries will remain in possession of their assets and properties and continue to operate and manage their businesses and properties as debtors-in-possession pursuant to sections 1107(a) and 1108 of the Code, subject to the provisions of the Code and the supervision of the District Court.

          Fansteel issued a press release announcing the Chapter 11 filing, a copy of which is attached as Exhibit 99.1 and is hereby incorporated by reference in response to this item.

          Fansteel subsequently issued a press release announcing that it obtained first day relief in its Chapter 11 cases, a copy of which is attached as Exhibit 99.2 and is hereby incorporated by reference in response to this item.

Item 5.   Other Events.

          On November 27, 2001, the New York Stock Exchange notified Fansteel that it had determined to suspend trading of the Company's common stock and to file an application with the Securities and Exchange Commission to delist the Company's common stock. A copy of the New York Stock Exchange press release announcing the suspension is attached hereto as Exhibit 99.3 and is hereby incorporated by reference in response to this item. The Company's securities are now being quoted on the OTC Bulletin Board under the symbol FNST.

          Fansteel intends to request relief from its periodic reporting requirements from the Staff of the Securities and Exchange Commission.

Item 7.   Exhibits.

(c)       Exhibits.
          --------

Exhibit No.      Description
----------       -----------

99.1             Fansteel Inc. press release dated January 15, 2002.
99.2             Fansteel Inc. press release dated January 23, 2002.
99.3             New York Stock Exchange press release dated November 27, 2001.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            FANSTEEL INC.

                                            By: /s/ GARY L. TESSITORE
                                                --------------------------------
                                                Name:  Gary L. Tessitore
                                                Title: Chairman, President and
                                                       Chief Executive Officer

                                            By: /s/ R. MICHAEL MCENTEE
                                                --------------------------------
                                                Name:  R. Michael McEntee
                                                Title: Vice President and
                                                       Chief Financial Officer

Dated: January 29, 2002

                                                                    Exhibit 99.1

                                  FANSTEEL INC.
                            Number One Tantalum Place
                          North Chicago, Illinois 60064

                                                          FOR IMMEDIATE RELEASE
                                                          ---------------------


                  FANSTEEL FILES VOLUNTARY CHAPTER 11 PETITION

          North Chicago, IL., January 15, 2002 - Fansteel Inc. (OTCBB-FNST) announced today that the Company and most of its U.S. subsidiaries filed voluntary petitions for reorganization under chapter 11 of the U.S. Bankruptcy Code today in Federal Court in Delaware.

          Fansteel and its subsidiaries continue to operate their businesses in the U.S. and abroad. Fansteel's non-U.S. subsidiaries, including those in Mexico and the Caribbean, are not part of the filing. Fansteel intends to continue to manufacture, market and distribute its core products and to provide customer service and support for these products.

          Fansteel has entered into an agreement with The CIT Group/Commercial Services Inc. ("CITCS") whereby CITCS has agreed to purchase receivables of the Company for a purchase price of up to $10 million. The agreement with CITCS is subject to bankruptcy court approval and the results of a public auction anticipated to be held in late February 2002.

          The Company has also entered into an agreement with HBD Industries to provide interim debtor in-possession financing (the "DIP Financing") of up to $3 million, which would be repaid from the proceeds of the sale of receivables to CITCS or the winning bidder at the auction. HBD Industries is controlled by certain members of Fansteel's board of directors, E.P. Evans, R.S. Evans and T.M. Evans, Jr., who collectively also own approximately 46.56 % of Fansteel's outstanding common stock. Upon court approval, which is expected shortly, the proceeds of the DIP Financing will be available to supplement the Company's cash flow.

          Management is also considering the sale of one or more of its businesses and additional long term debtor in possession financing as methods to obtain additional funding. However, there can be no assurance that any asset sales (which will require 20 days notice and an auction in bankruptcy court) or further debtor in possession financing will occur.

          In conjunction with the court proceedings, Fansteel expects to file a variety of "first day motions" including motions seeking approval of the DIP Financing and court permission to: continue payments for employee payroll and health benefits; honor existing warranties; maintain cash management programs, retain legal, financial, and other professionals to support Fansteel's reorganization and to set dates for hearings related to the proposed CITCS receivables sale. In accordance with applicable law and court orders, pre-petition claims against Fansteel and its U.S. subsidiaries will be frozen pending court authorization of payment or consummation of a plan of reorganization.

          This release contains "forward-looking statements" as defined under the Federal Securities Laws. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) the Company's ability to successfully conclude financial and operational reorganization of the Company in a chapter 11 process
(ii) the Company's ability to continue to operate in the ordinary course and manage its relationships with its creditors, including its lenders, vendors and suppliers, employees and customers given the Company's financial condition;
(iii) further adverse changes in general economic conditions; (iv) inability to obtain the necessary approvals for an amended or revised decommissioning plan and a decommissioning funding plan and further costs in decommissioning its discontinued facility in Muskogee, Oklahoma; (v) the effects of war or acts of terrorism, including the effect on the economy generally, on particular industry segments, and on the Company's ability to manage logistics in such an environment, including receipt of materials and equipment and distribution of products; (vi) the Company's ability to execute on its plans; and (vii) other one-time events and other important factors disclosed previously and from time to time in the Company's filings with the U.S. Securities and Exchange Commission. The Company is not obligated to update the forward looking statements included in this news release except as required by law.

For further information, contact:
--------------------------------

Gary L. Tessitore
Chairman, President and Chief Executive Officer
Fansteel Inc.
847-689-4900

                                                                   Exhibit 99.2

                                  FANSTEEL INC.
                            Number One Tantalum Place
                          North Chicago, Illinois 60064


                              FOR IMMEDIATE RELEASE
                              ---------------------


                           FANSTEEL OBTAINS FIRST DAY
                           --------------------------
                                  RELIEF IN ITS
                                  -------------
                                CHAPTER 11 CASES
                                ----------------


                      North Chicago, IL., January 23, 2002

     Fansteel Inc. (OTCBB - FNST) announced today that its Chapter 11 Case and those of its U.S. subsidiary debtors in possession, each of which were commenced on January 15, 2002, will now be administered in the United States District Court for the District Of Delaware, by Judge Joseph Farnum. Pursuant to court orders entered on January 17 and 22, the Company and its affiliated Debtors' have obtained approvals for a variety of "First Day Motions", including approval of interim DIP Financing, of its cash management systems, of payments for employee wages and benefits, and of payments to critical vendors.

     As previously announced, Fansteel has entered into an agreement with the CIT Group/Commercial Services Inc. ("CITCS") whereby CITCS has agreed to purchase receivables of the Company for a purchase price of up to $10 million. The agreement with CITCS is subject to bankruptcy court approval and the results of a public auction to be held in Delaware at 10:00 A.M. on February 27, 2002. A hearing to approve "bidding procedures' is scheduled to commence at 12:30 P.M. on February 14, 2002.

     Also as previously announced, the Company has also entered into an agreement with HBD Industries to provide interim debtor in-possession financing (the "DIP Financing") of up to $3 million, which would be repaid from the proceeds of the sale of receivables to CITCS or the winning bidder at the auction. HBD Industries is controlled by certain members of Fansteel's board of directors, E.P. Evans, R.S. Evans and T.M. Evans, Jr., who collectively also own approximately 46.56% of Fansteel's outstanding common stock. Upon court approval, which is expected shortly, the proceeds of the DIP Financing will be available to supplement the Company's cash flow.

     Management is continuing its consideration of the sale of one or more of its businesses and additional long-term debtor in possession financing as methods to obtain additional funding. However, there can be no assurance that any asset sales (which will require 20 days notice and an auction in bankruptcy court) or further debtor in possession financing will occur.

     Fansteel and its subsidiaries continue to operate their businesses in the U.S. and abroad. Fansteel's non-U.S. subsidiaries, including those in Mexico and the Caribbean, are not part of the filing. Fansteel intends to continue to manufacture, market and distribute its core products and to provide customer service and support for these products. In accordance with applicable law and court orders, pre-petition claims against Fansteel and its U.S. subsidiaries will be frozen pending court authorization of payment or consummation of a plan of reorganization.

     This release contains "forward-looking statements" as defined under the Federal Securities Laws. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) the Company's ability to successfully conclude financial and operational reorganization of the Company in a Chapter 11 process;
(ii) the Company's ability to continue to operate in the ordinary course and manage its relationship with its creditors, including its lenders, vendors and suppliers, employees and customers given the Company's financial condition;
(iii) further adverse changes in general economic conditions; (iv) inability to obtain the necessary approvals for an amended or revised decommissioning plan and a decommissioning funding plan and further costs in decommissioning its discontinued facility in Muskogee, Oklahoma; (v) the effects of war or acts of terrorism, including the effect on the economy generally, or particular industry segments, and on the Company's ability to manage logistics in such an environment, including receipt of materials and equipment and distribution of products; (vi) the Company's ability to execute on its plans; and (vii) other one-time events and other important factors disclosed previously and from time to time in the Company's filings with the U.S. Securities and Exchange Commission. The Company is not obligated to update the forward looking statements included in this news release except as required by law.

For further information, contact:
--------------------------------

Gary L. Tessitore
Chairman, President and Chief Executive Officer
Fansteel, Inc.
847-689-4900

                                                                   Exhibit 99.3

               NYSE Suspends Trading Immediately in Fansteel Inc.


NEW YORK, November 27, 2001-- The New York Stock Exchange announced today that it determined that the common stock of Fansteel Inc. (the "Company")-- ticker symbol FNL-- should be suspended immediately. Following suspension, application will then be made to the Securities and Exchange Commission to delist the issue.

The NYSE noted that it may, at any time, suspend a security if it believes that continued dealings in the security on the NYSE are not advisable.

For further information contact:
Gary L. Tessitore
Chairman, President and Chief Executive Officer
Fansteel Inc.
847-689-4900